Exhibit 99.1

Finjan Awarded 25th US Patent for Malicious Mobile Code Protection and Announces Change in Proofpoint Trial Date
EAST PALO ALTO, CA -- 12/30/15 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that the United States Patent and Trademark Office (USPTO) has granted its subsidiary, Finjan, Inc., with U.S. Patent No. 9,219,755 (the '755 Patent) covering malicious mobile code runtime monitoring system and methods. The Company also announced that its trial against Proofpoint, Inc., Case No. 3:13-cv-05808-HSG, that was filed on December 16, 2013, in the U.S. District Court for the Northern District of California has been rescheduled to begin on June 13, 2016.
“The issuance of the ‘755 Patent marks our 25th US patent and will complement our portfolio of more than 40 patents and pending applications worldwide," said Finjan's President & CEO, Phil Hartstein. “With Finjan’s migration into the world of security for mobile devices, it’s quite satisfying to see our innovations, which began more than 20 years ago, continue to be recognized by the US Patent Office as ‘State of the Art.’”
"With regard to the Proofpoint trial schedule, the successful protection of our world-class patent portfolio remains paramount as we build new technologies, enter new markets, and preserve the rights of existing licensees to the Finjan portfolio,” continued Hartstein. “The Court’s recent orders in the Proofpoint case have further clarified and bolstered our patent claims demonstrating our commitment to defend our valuable patent portfolio through licensing and enforcement activities consistent with our Best Practices.”
Finjan also has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corporation, Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com